UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders, on May 17, 2012 ("Annual Meeting"), the stockholders of The Williams Companies, Inc. (the "Company") voted on the matters set forth below.

(b) 1. The nominees for election to the Board of Directors were elected, each for a one year term expiring in 2013, based upon the following votes:

Alan S. Armstrong
For: 417,118,822
Against: 13,352,210
Abstain: 358,301
Broker Non Votes: 71,785,927

Joseph R. Cleveland
For: 416,971,439
Against: 13,487,936
Abstain: 369,958
Broker Non Votes: 71,785,927

Irl F. Engelhardt*
For: 417,068,593
Against: 13,388,386
Abstain: 372,353
Broker Non Votes: 71,785,927

John A. Hagg
For: 426,638,926
Against: 3,632,655
Abstain: 557,752
Broker Non Votes: 71,785,927

Juanita H. Hinshaw
For: 414,294,755
Against: 16,102,376
Abstain: 432,201
Broker Non Votes: 71,785,927

Frank T. MacInnis
For: 412,698,328
Against: 17,765,280
Abstain: 365,725
Broker Non Votes: 71,785,927

Steven W. Nance
For: 429,327,115
Against: 1,135,827
Abstain: 366,391
Broker Non Votes: 71,785,927

Murray D. Smith
For: 429,080,108
Against: 1,210,388
Abstain: 538,837
Broker Non Votes: 71,785,927

Janice D. Stoney
For: 415,174,321
Against: 15,301,939
Abstain: 353,073
Broker Non Votes: 71,785,927

Laura A. Sugg
For: 416,787,782
Against: 13,691,596
Abstain: 349,955
Broker Non Votes: 71,785,927

Kathleen B. Cooper continued as a director with a term expiring at the annual meeting of stockholders in 2013. William E. Green retired as a director in conjunction with the annual meeting in accordance with the Company's director retirement policy.

*As previously reported in the current report on Form 8-K filed April 20, 2012, Irl F. Engelhardt resigned from the Board of Directors on April 19, 2012.

2. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2012 was approved based on the following votes:
For: 498,108,030
Against: 3,899,562
Abstain: 607,668
Broker Non Votes: 0

3. The proposal relating to the advisory vote on executive compensation was approved based on the following votes:
For: 424,655,531
Against: 5,034,528
Abstain: 1,139,273
Broker Non Votes: 71,785,927

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

May 21, 2012	By:	/s/ Sarah C. Miller

Name: Sarah C. Miller
Title: Assistant General Counsel and Corporate Secretary